UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

UNITED CONTINENTAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 W. Wacker Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 997-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2012, United Continental Holdings, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals submitted to the stockholders at the Annual Meeting were as follows:

•	Proposal 1—the election of the members of the Company’s Board of Directors (the “Board”);

•

Proposal 2—the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2012; and

•	Proposal 3—an advisory resolution approving the compensation of the Company’s named executive officers as presented in the Company’s definitive proxy statement.

Each proposal is described in detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 27, 2012.

At the Annual Meeting, the Company’s stockholders re-elected each director nominee of the Board and ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries. The stockholders also approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as presented in the Company’s definitive proxy statement. The final voting results for each proposal, including the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes, as applicable, are set forth below.

Proposal 1 – Election of Directors

In accordance with the Company’s Amended and Restated Bylaws, the Company’s stockholders elected a total of 13 director nominees to the Board, of which 11 directors were elected by the holders of the Company’s common stock, one director was elected by the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock and one director was elected by the holder of the Company’s one share of Class IAM Junior Preferred Stock.

The holders of the Company’s common stock elected the 11 director nominees listed in the table below.

	For	Withheld	Broker Non-Votes
Carolyn Corvi	256,550,834	5,432,353	24,705,017
Jane C. Garvey	256,978,109	5,005,078	24,705,017
Walter Isaacson	257,751,181	4,232,006	24,705,017
Henry L. Meyer III	254,616,572	7,366,615	24,705,017
Oscar Munoz	257,388,804	4,594,383	24,705,017
Laurence E. Simmons	256,341,635	5,641,552	24,705,017
Jeffery A. Smisek	256,578,902	5,404,285	24,705,017
Glenn F. Tilton	251,415,310	10,567,877	24,705,017
David J. Vitale	257,324,405	4,658,782	24,705,017
John H. Walker	257,233,960	4,749,227	24,705,017
Charles A. Yamarone	255,614,107	6,369,080	24,705,017

In addition, the United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (“ALPA”), the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock, elected James J. Heppner as the ALPA director, and the International Association of Machinists and Aerospace Workers (“IAM”), the holder of the Company’s one share of Class IAM Junior Preferred Stock, elected Stephen R. Canale as the IAM director.

Proposal 2 –Appointment of the Independent Registered Public Accounting Firm for 2012

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2012.

For	Against	Abstained	Broker Non-Votes
281,200,027	4,239,440	1,248,737	0

Proposal 3 – Advisory Resolution Approving the Compensation of the Named Executive Officers

The Company’s stockholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as presented in the Company’s definitive proxy statement.

For	Against	Abstained	Broker Non-Votes
231,683,388	29,773,590	526,209	24,705,017

Item 8.01 Other Events.

Effective June 12, 2012, the independent directors of the Board designated Henry L. Meyer III as the lead independent director of the Board.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Brett J. Hart
Name:	Brett J. Hart
Title:	Executive Vice President, General Counsel and Secretary

Date: June 13, 2012